Exhibit 10.13 Tax Allocation Agreement between North Central Bancshares, Inc and Subsidiaries

                         NORTH CENTRAL BANCSHARES, INC.
                                AND SUBSIDIARIES

                            TAX ALLOCATION AGREEMENT

         This agreement is entered into as of November 21, 2003 among and between the following parties: North Central Bancshares, Inc., First Federal Investment Services, Inc., First Iowa Title Services, Inc., First Iowa Mortgage, Inc., NC Properties, LLC, Iowa corporations; and First Federal Savings Bank of Iowa, a federal savings bank. The parties are members ("Members") of an affiliated group (the "Affiliated Group") within the meaning of Section 1504 of the Internal Revenue Code (the "Code") and file a consolidated return for federal income tax purposes. North Central Bancshares, Inc. is the common parent of the Affiliated Group. The parties desire to provide for the allocation of tax liabilities among the Members and to provide for reimbursing Members whose tax losses or credits reduce the consolidated taxable income. References herein to "regulations" shall be to the Treasury Regulations. References herein to "tax liabilities" are to current tax liabilities, and not deferred tax liabilities. In addition, references herein to "tax liabilities" do not include accrued income tax liabilities, including portions thereof subject to deferral due to use by any Members of different methods of reporting for financial statement and tax return purposes.

         The parties hereto agree as follows:

         1. The parties agree to continue to file consolidated federal income tax returns in accordance with the provisions of Sections 1502 and 1504 of the Code and the regulations thereunder.

         2. The parties agree to allocate total federal income tax liability based on the ratio that each member's separate return tax liability to the total federal income tax liability. Moreover, the parties agree to reimburse any Member which has tax losses or credits in an amount equal to 100% of the tax benefits realized by the Affiliated Group as a result of the utilization of such Member's tax losses or credits. Accordingly, the parties agree to allocate tax liability of the Affiliated Group in accordance with Section 1.1552-1(a)(2) and 1.1502-33(d)(2)(ii) of the Regulations, and for this purpose the percentage referred to in Section 1.1502-33(d)(2)(ii)(b) shall be 100%.

         3. Under Treasury Regulations Section 1.1502-77(a), North Central Bancshares, Inc. is the agent for all the Members and is required to act for the Affiliated Group in connection with matters relating to the consolidated tax liability of the Affiliated Group. In particular, North Central Bancshares, Inc. shall be responsible for filing returns with the Internal Revenue Service, making elections, receiving all correspondence, filing claims for refund, contesting proposed adjustments and performing such other acts and deeds as North Central Bancshares, Inc. may deem necessary and desirable in connection with the foregoing. The parties hereto agree to provide North Central Bancshares, Inc. with such information as First Federal Savings Bank of Iowa, First Federal Investment Services, Inc., First Iowa Mortgage, Inc., First Iowa Title Services, Inc. and NC Properties, LLC may request in order to permit North Central Bancshares, Inc. to carry out its responsibilities described in this paragraph.

         4. The parties agree that North Central Bancshares, Inc. shall be responsible for making tax payments to the Internal Revenue Service. Each Member shall pay to North Central Bancshares, Inc. an amount, including any interest thereon paid to the Internal Revenue Service, equal to its share of their tax liability as determined under paragraph 2. Any overpayment of tax of the Affiliated Group shall be paid or credited by the Internal Revenue Service to North Central Bancshares, Inc. and North Central Bancshares, Inc. shall pay such amount, including any interest thereon paid by the Internal Revenue Service, to the appropriate Member immediately upon receipt. North Central Bancshares, Inc. shall immediately pay or credit to the appropriate Member any portion of such overpayment and any interest thereon paid by the Internal Revenue Service to which such Member is entitled. Any adjustment by the Internal Revenue Service which affects either the consolidated tax liability or the relative tax liabilities of members shall be made among the Members immediately after the amount of the adjustment is determined. If there are any penalties (including penalty for failure to pay estimated taxes) with respect to the filing of any consolidated return, the penalty shall be shared appropriately among those parties whose action or inaction (such as understating taxable income) contributed to the penalty.

         5. Under the provisions of paragraph 2, a Member who has a tax liability for the taxable year shall be entitled to a payment for the use by the Affiliated Group of its tax losses or credits. The amount of such payment shall be determined on the basis of the utilization of such Member's losses and credits in making estimated tax payments and the final reconciliation shall be made when the consolidated return is filed, subject to adjustments and redeterminations as otherwise provided herein.

         6. In the event of any adjustment of tax returns of the Members as filed by reason of filing an amended return or claim for refund, or arising out of an audit by the Internal Revenue Service, the liability of the Members to each other and to the Internal Revenue Service for any period covered by this Agreement shall be redetermined after fully giving effect to any such adjustments as if such adjustments had been made as part of original computations. Payments or credits between the Members shall be made at the time of any payment of tax or receipt of refund or credit from the Internal Revenue Service with respect to such adjustments, and such payments, refunds or credits shall include any interest attributable to such adjustments.

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         7. The parties acknowledge that the Bank files a separate tax return for Iowa franchise tax purposes. All other parties file a consolidated income tax return for Iowa tax purposes.

         8. The parties agree that it is their express intent that this Agreement shall at all times be construed in a manner consistent with any law or regulation applicable to any Member as now or hereafter in effect relating to savings and loan associations or the insurance of their accounts. Anything to the contrary herein notwithstanding, (1) North Central Bancshares, Inc. shall not pay to Members an amount greater than the tax which First Federal Savings Bank of Iowa, First Iowa Title Services, Inc., First Iowa Mortgage, Inc. , First Federal Investment Services, Inc. or NC Properties, LLC would have been required to pay had they filed a separate tax return, taking maximum advantage of available reductions in taxable income; (2) any payments made pursuant to this Agreement shall be made monthly at the time their liabilities are determined under paragraph 2, it being understood that First Federal Savings Bank of Iowa, First Iowa Title Services, Inc., First Iowa Mortgage, Inc., First Federal Investment Services, Inc. and NC Properties, LLC shall at no time make advance payments with respect to the foregoing to any Member; (3) any funds (i) received by North Central Bancshares, Inc. from any Member for the payment by North Central Bancshares, Inc. of taxes or (ii) received by North Central Bancshares, Inc. from any taxing authority by reason of any refund, credit or overpayment and properly allocable to another Member, shall at all times be held by North Central Bancshares, Inc. in a segregated account solely as agent for such Member and shall at no time be commingled with any other funds held by North Central Bancshares, Inc.; and (4) appropriate refunds from North Central Bancshares, Inc. to First Federal Savings Bank of Iowa, First Iowa Title Services, Inc., First Iowa Mortgage, Inc., First Federal Investment Services, Inc. or NC Properties, LLC shall be made in the event that a loss by North Central Bancshares, Inc., First Federal Savings Bank of Iowa, First Federal Investment Services, Inc., First Iowa Mortgage, Inc. , First Iowa Title Services, Inc. or NC Properties, LLC would have resulted in a refund from taxing authorities if North Central Bancshares, Inc., First Federal Savings Bank of Iowa, First Iowa Title Services, Inc., First Iowa Mortgage, Inc. , First Federal Investment Services, Inc. and NC Properties, LLC had filed on a separate entity basis.

         9. The Members which will be reimbursed for tax losses and credits and the Members making such reimbursement may change from time to time, depending upon the relationship of each member's tax liability and tax losses and credits to those of the Affiliated Group. Except as Section 8 hereof may otherwise require, each Member shall be treated in a manner identical to each other Member.

         10. This Agreement is governed by the laws of the State of Iowa.

         11. This Agreement shall be binding on and inure to the benefit of any successors to any of the parties hereto.

         12. In the event any corporation subsequently becomes an includible corporation of the Affiliated Group, the parties agree to use their best efforts to cause such corporation to become a party to this Agreement and to be subject to all the terms and conditions hereof.

         13. This Agreement shall remain in effect with respect to any party hereto for any taxable year or part thereof for which consolidated returns are filed by North Central Bancshares, Inc. as a common parent corporation and such party is an includible corporation in such consolidated return.

         14. If North Central Bancshares, Inc., First Federal Savings Bank of Iowa, First Federal Investment Services, Inc., First Iowa Mortgage, Inc., First Iowa Title Services, Inc. or NC Properties, LLC were ever to leave the Affiliated Group as a result of their acquisition by an unaffiliated party, the exiting institution(s) shall receive payment from the Affiliated Group in an amount equal to the tax benefits resulting from net operating losses, if any, that accrued to the Affiliated Group as a result of the inclusion of the exiting institution(s) in the Affiliated Group from the date hereof.

         15. If North Central Bancshares, Inc., First Federal Savings Bank of Iowa, First Federal Investment Services, Inc., First Iowa Mortgage, Inc., First Iowa Title Services, Inc. or NC Properties were ever to leave the Affiliated Group as a result of their acquisition by an unaffiliated party, the exiting institution(s) shall pay the Affiliated Group an amount equal to the tax liability, if any, that accrued to the Affiliated Group as a result of the inclusion of the exiting institution(s) in the affiliated Group from the date hereof.

         16. Any alternative minimum tax computation on behalf of the Affiliated Group shall be determined on a consolidated basis, except that any such computation for Iowa franchise tax purposes shall be determined on a separate basis.

         IN WITNESS HEREOF, the parties hereto have executed this Agreement as of the date first above written.

/s/ David M. Bradley                                  Date:  November 24, 2003
--------------------                                  -----  -----------------
By:  David M. Bradley, President
For: First Federal Savings Bank of Iowa


/s/ C. Thomas Chalstrom                               Date:  November 24, 2003
-----------------------                               ------------------------
By:  C. Thomas Chalstrom, President
For: First Federal Investment Services, Inc.


/s/ David M. Bradley                                  Date:  November 24, 2003
--------------------                                  ------------------------
By: David M. Bradley, President
For: First Iowa Title Services, Inc.


/s/ C. Thomas Chalstrom                               Date:  November 24, 2003
-----------------------                               ------------------------
By: C. Thomas Chalstrom, President
For:  First Iowa Mortgage, Inc.


/s/ David M. Bradley                                  Date:  November 24, 2003
--------------------                                  ------------------------
By:  David M. Bradley, President
For:     North Central Bancshares, Inc.


/s/ David M. Bradley                                  Date:  November 24, 2003
--------------------                                  ------------------------
By:  David M. Bradley, President
For:  NC Properties, LLC